Exhibit 10.1.2

AMENDMENT TO THE

 EMPLOYMENT AGREEMENT WITH WILLIAM A. SANGER

THIS AMENDMENT (“Amendment”), effective on the 12th day of March, 2009, is made by and between Emergency Medical Services Corporation, a Delaware corporation (“EMSC”), and William A. Sanger (“Executive”), in order to amend the Employment Agreement heretofore entered into between Emergency Medical Services, L.P. (“EMS L.P.”) and Executive, as assigned by EMS L.P. to EMSC on February 10, 2005, and as amended on June 18, 2007 and on January 1, 2009 (the “Employment Agreement”).

WHEREAS, EMSC and the Executive desire to amend the Employment Agreement to extend Executive’s term of employment and to provide a mechanism by which such term can be further extended.

NOW, THEREFORE, the Agreement is hereby amended as follows:

1.             Article 2, “Term of the Agreement” shall be amended and restated to read in its entirety as follows:

“This Agreement shall commence on the Effective Date and shall continue for a period of five years (the “Initial Term”) unless earlier terminated in accordance with Article 6 hereof.  Immediately upon the expiration of the Initial Term, this Agreement shall continue for an additional period of three years (the “First Renewal Term”) unless earlier terminated in accordance with Article 6 hereof.  Immediately upon the expiration of the First Renewal Term, this Agreement shall continue for an additional period of three years (the “Second Renewal Term”) unless either EMSC or the Executive informs the other not less than ninety (90) days prior to the commencement of the Second Renewal Term that it does not wish to renew the Agreement, in which event this Agreement shall terminate on the last day of the First Renewal Term, or, if so extended, unless earlier terminated in accordance with Article 6 hereof.”

2.             Except as specifically set forth herein, all of the terms and conditions of the Employment Agreement are declared by the parties to be in full force and effect without change.

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IN WITNESS WHEREOF, EMSC and Executive have executed this Agreement, in multiple counterparts, each of which shall be deemed an original, effective as of March 12, 2009.

EMERGENCY MEDICAL SERVICES CORPORATION

By:	/s/ Todd G. Zimmerman
	Name:	Todd G. Zimmerman
	Title:	Executive Vice President

EXECUTIVE

/s/ William A. Sanger
William A. Sanger